SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2008

H.J. HEINZ COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3385	25-0542520
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 Grant Street, Pittsburgh, Pennsylvania	15219
(Address of Principal Executive Offices)	(Zip Code)

(412-456-5700)

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached is H.J. Heinz Company's press release dated February 26, 2008 furnished herewith as Exhibit 99.

This press release presents the business measure of organic sales growth, which is defined as volume plus price. This measure is utilized by senior management to provide investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.

This press release also presents the business measure of operating free cash flow as defined below. This measure is utilized by senior management and the board of directors to gauge our business operating performance, including the progress of management to profitably monetize low return assets.

The limitation of operating free cash flow is that it adjusts for cash used for capital expenditures and cash received from disposals of property, plant and equipment, the net of which is no longer available to the Company for other purposes. Management compensates for this limitation by using the GAAP operating cash flow number as well. Operating free cash flow does not represent residual cash flow available for discretionary expenditures and does not provide insight to the entire scope of the historical cash inflows or outflows of our operations that are captured in the other cash flow measures reported in the statement of cash flows.

Disclosed on Exhibit 99 is supplemental information regarding reconciliation and calculation of the non-GAAP measures discussed above in connection with the financial results for the third quarters and nine months ended January 30, 2008 and January 31, 2007.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number
(Referenced to
Item 601 of
Regulation S-K)	Description of Exhibit
99	H.J. Heinz Company Press Release dated
February 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.J. HEINZ COMPANY

		By:	/s/ Arthur B. Winkleblack
Arthur B. Winkleblack
Executive Vice President and Chief Financial Officer

Date:	February 26, 2008

EXHIBIT INDEX

Exhibit NO.	Description
99	H. J. Heinz Company Press Release dated February 26, 2008